UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

U.S. ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-06814	83-0205516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On June 15, 2023, the Audit Committee of the Board of Directors (the “Audit Committee”) of U.S. Energy Corp. (the “Company”) approved the dismissal of Plante & Moran, PLLC (“Plante & Moran”) as the Company’s independent registered public accounting firm, effective immediately. The decision to change auditing firms was completed as a normal course rotation after assessment by the Audit Committee.

Plante & Moran’s reports on the Company’s financial statements for the years ended December 31, 2022 and 2021 and the subsequent interim period preceding such dismissal, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2022 and 2021 and the subsequent interim period preceding such dismissal of Plante & Moran, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”) and the related instructions thereto, with Plante & Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Plante & Moran, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

The Company has provided Plante & Moran with the disclosures under this Item 4.01(a) and has requested Plante & Moran to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01(a) and, if not, stating the respects in which it does not agree. A copy of Plante & Moran’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of Independent Registered Public Accounting Firm

On June 15, 2023, the Audit Committee approved the appointment of Weaver and Tidwell, L.L.P. (“Weaver and Tidwell”) as the Company’s new independent registered public accounting firm for the year ended December 31, 2023, effective immediately upon the dismissal of Plante & Moran as the Company’s independent registered public accounting firm, subject to completion of Weaver and Tidwell’s standard client acceptance procedures and execution of an engagement letter.

During 2022, Weaver and Tidwell was engaged to perform standalone audits of the December 31, 2021 and 2020 financial statements and the related notes to the financial statements for our acquisition(s) of Woodford Petroleum, LLC and issued an unqualified report thereon.

During the Company’s two most recent fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period through the engagement of Weaver and Tidwell and including their engagement to audit the acquisitions noted above, neither the Company nor anyone acting on its behalf consulted with Weaver and Tidwell regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

16.1	Letter from Plante & Moran, PLLC, dated June 15, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated: June 16, 2023